Exhibit 99.1

PRESS RELEASE

Valley Bancorp Prices Initial Public Offering of 925,000 Shares at $18.00 Per Share

LAS VEGAS—(BUSINESS WIRE)—Sept. 22, 2004—Valley Bancorp (NASDAQ: VLLY) today announced the pricing of its initial public registered offering of 925,000 shares of its common stock at $18.00 per share in a firm commitment underwritten offering solely managed by Sandler O’Neill & Partners, L.P. The company has also granted the underwriter an over allotment option to acquire an additional 138,750 shares.

The newly issued shares are scheduled to begin trading Thursday, Sept. 23 on the NASDAQ National Market under the symbol “VLLY.”

Headquartered in Las Vegas, Valley Bancorp is the holding company for Valley Bank, a Nevada state chartered commercial bank with branches in Las Vegas, Henderson and Pahrump.

A registration statement relating to these securities has been filed with, and declared effective by, the Securities and Exchange Commission. This announcement shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the securities laws of such state.

Copies of the prospectus relating to this offering, may be obtained from Sandler O’Neill & Partners, L.P., 919 Third Avenue, 6th Floor, New York, NY 10022, Attention: Syndicate Department

Contacts:

Valley Bancorp, Las Vegas
Barry Hulin, 702-221-8600